United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

USMD HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

USMD HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of USMD Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of USMD Holdings, Inc., a Delaware corporation (the “Company”) to be held on Friday, June 7, 2013, at 6363 North State Highway 161, 4th Floor, beginning at 10:00 a.m. Central Daylight Standard Time. At this meeting, you will be asked:

1.	To elect a Board of Directors, consisting of eleven (11) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the Audit Committee’s appointment of Grant Thornton, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

3.	To approve, on an advisory basis, a resolution approving the Company’s executive compensation as reported in this Proxy Statement;

4.	To approve, on an advisory basis, a resolution relating to the frequency of voting on the Company’s executive compensation; and

5.	To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed April 15, 2013 as the record date. Only stockholders who held their shares at the close of business on such record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please date, sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the Annual Meeting in accordance with your proxy.

By Order of the Board of Directors,

/s/ Greg Cardenas
Greg Cardenas
Secretary

Irving, Texas April 26, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2013:

In accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, proxy statement, and 2012 Annual Report to Stockholders are available at http://www.proxyvote.com.

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

USMD HOLDINGS, INC.

6333 North State Highway 161, Suite 200

Irving, TX 75038

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2013

GENERAL INFORMATION

The Board of Directors (the “Board”) of USMD Holdings, Inc., a Delaware corporation, is furnishing this proxy statement, the accompanying Annual Report to Stockholders, and the Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our Annual Meeting or any adjournment thereof. The Annual Meeting will be held on Friday, June 7, 2013, beginning at 10:00 a.m., Central Daylight Standard Time at the following location:

6363 North State Highway 161, 4th Floor

Irving, Texas 75038

These proxy materials and the accompanying Annual Report to Stockholders are being made available on or about April 26, 2013 to our stockholders of record as of April 15, 2013.

Our principal executive offices are located at 6333 North State Highway 161, Suite 200, Irving, Texas 75038. As used in this proxy statement, the terms “we,” “our,” “us,” and “Company” refer to USMD Holdings, Inc. and its subsidiaries.

Purpose

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of eleven (11) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (2) the ratification of the appointment of Grant Thornton, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2013; (3) the approval, on an advisory basis, of a resolution approving the Company’s executive compensation as reported in this Proxy Statement; (4) the approval, on an advisory basis, of a resolution relating to the frequency of voting on the Company’s executive compensation; and (5) the consideration of any other matter which may properly come before the Annual Meeting or any adjournment thereof.

Record Date

Our Board has fixed the close of business on April 15, 2013 as the record date for determining which of our stockholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 10,080,511 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Abstention and broker non-votes (as defined below) will count toward the presence of a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

Stockholders who hold their shares beneficially in a “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and you attend the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Voting Your Proxy

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. All stockholders of record may vote by transmitting their proxy cards by mail or may vote by telephone or Internet.

•

By Telephone or by Internet. We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. Stockholders of record may vote by using the toll-free number or Internet website address listed on their proxy card. Please see your proxy card for specific instructions.

•	By Mail. Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided.

Our Board has designated the two persons named on the enclosed proxy card, John House, M.D. and Gary Rudin, to serve as proxies in connection with the Annual Meeting. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Abstentions; Broker Discretionary Voting

An abstention is the voluntary act of not voting by a stockholder who is present at the meeting and entitled to vote. If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present.

If you hold your shares in “street name,” your broker, bank or other similar institution, as your nominee, may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the advisory vote to approve executive compensation, and the advisory vote on the frequency of future advisory votes on executive compensation), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters (such as election of directors and matters related to executive compensation) to your broker, bank or similar institution. Broker non-votes will count toward the presence of a quorum.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the ratification of Grant Thornton, L.L.P. as our independent registered public accounting firm, FOR the proposal to adopt an advisory resolution approving executive compensation, and to select THREE YEARS as the frequency for future advisory votes on executive compensation. We are not aware of any matter to be presented at the Annual Meeting other than those matters described in this proxy statement. If other matters properly are brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy gives Dr. House and Mr. Rudin the discretionary authority to act on those matters according to their best judgment, including adjournment of the Annual Meeting.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the Annual Meeting by:

•	delivering written notice of revocation to our Secretary;

•	delivering an executed proxy bearing a later date to our Secretary; or

•	attending the Annual Meeting and voting in person.

Proxy Solicitation

We do not plan to hire a proxy solicitor in connection with the Annual Meeting, but to the extent we choose to use proxy solicitor services, the Company will pay the related fees and expenses. In addition, the officers and other regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Material to Households

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interests of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that a director is named as a nominee for election to the Board of Directors.

Where You Can Find More Information

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. EST. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.usmdinc.com, our proxy statements filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors consist of no less than one, and no more than twelve, directors, as may be determined by resolution of the Board of Directors. The Board has currently fixed the authorized number of directors at eleven.

UANT Ventures, L.P., a Texas limited partnership (“Ventures”), is the owner of 8,667,800 of the issued and outstanding shares of common stock of the Company (approximately 86%). The Company and Ventures entered into an Investor Rights Agreement on August 31, 2012. The Investor Rights Agreement requires that (i) the Company’s Board of Directors consist of no less than ten nor more than eleven directors; (ii) the Company nominate those persons that Ventures has designated to be members of our Board, and that such nomination process be conducted in accordance with a framework set forth in the Ventures partnership agreement, (iii) the Company use its reasonable best efforts to cause our stockholders to vote in favor of such a slate of directors, (iv) Ventures vote all shares of the Company’s common stock it owns to ensure that the persons nominated by the Company in accordance with the Investor Rights Agreement are elected to the Board, and (v) any vacancy in our Board be filled in a manner that causes the Company to remain in compliance with these requirements. The obligations in the Investor Rights Agreement terminate in the event that Ventures owns less than 50.1% of the outstanding shares of common stock of Holdings.

At our Annual Meeting, our stockholders will elect a board consisting of eleven directors to serve until our 2014 annual meeting or until their respective successors are elected and qualified. Pursuant to the Investor Rights Agreement, Ventures has designated the individuals listed below to serve on our Board, and in accordance with the Investor Rights Agreement and the Company’s Bylaws, our Board has nominated these individuals to serve on our Board. All of the nominees are currently members of our Board and each nominee has advised the Company of his or her availability and willingness to serve if elected. You can learn more about the nominees under the subsection “Nominees for Election to the Board of Directors” below.

If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors to be elected or may designate a substitute.

Vote Required

You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all nominees. Provided that a quorum of stockholders is present at the Annual Meeting in person or by proxy, the nominees will be elected by a plurality of the votes cast at the Annual Meeting. Brokers do not have the authority to vote your shares of common stock on this proposal if you have not given voting instructions. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the election of directors.

Unless you instruct us otherwise, your properly executed proxy will be voted in favor of the election of the eleven nominees. If any of these nominees should be unable to act as a nominee for any reason and the Board nominates a substitute, the persons holding your proxy will have the discretionary authority to vote for the election of the substitute. Proxies may not be voted for more than eleven nominees.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Election to the Board of Directors

John House, M.D. – Dr. House, 58, is a board certified urologic surgeon, and is a director and the Chairman and Chief Executive Officer (“CEO”) of the Company. He has been Chairman and CEO of the Company since May 7, 2010. Prior to that time he served as Chairman and CEO of USMD Inc., a Nevada corporation that is now a wholly owned subsidiary of the Company. Dr. House was also a founder and served as managing partner of Urology Associates of North Texas, L.L.P. (“UANT”), one of the largest urology group practices in North America. He has served on the Board of USMD Hospital at Arlington and USMD Hospital at Fort Worth, both of which are acute care hospitals located in the North Texas service area, and as CEO of USMD Inc. oversaw the operations and activities of U.S. Lithotripsy, L.P., a Texas limited partnership that provides lithotripsy services under arrangements to hospitals and other health care providers, and USMD Cancer Treatment Centers, L.L.C., which develops, owns, operates, and manages cancer treatment centers in Texas and other domestic locations. Dr. House is a diplomat of the American Board of Urology. He has been engaged in the practice of medicine since 1988. As founder, he brings over 25 years of unique knowledge, direction, and perspective of the Company’s strategy and business to the Board of Directors.

Steven D. Brock, M.D. – Dr. Brock, 60, is board certified in Internal Medicine and has practiced medicine since 1981. He received his undergraduate degree from Texas Tech University in 1974 and his medical degree from The University of Texas Medical Branch at Galveston in 1978. Dr. Brock completed his internship and then residency in Internal Medicine in 1981 at UTMB Galveston. He is a founding member of The Medical Clinic of North Texas, P.A. (“MCNT”), a large multi-specialty physician group practice, which the Company acquired in August 2012, and he serves on the Medical Executive Committee of USMD Hospital at Arlington. He also served as the President of Impel Management Services, L.L.C. (“Impel”) from 1997 until its acquisition by the Company in 2012, and has served as a director of the Company since August 2012. Dr. Brock’s qualifications to serve on our Board include his many years of experience in practicing medicine and in managing a healthcare management and operations company.

Darcie Bundy – Ms. Bundy, 61, is a summa cum laude graduate in Economics from Smith College and the London School of Economics and Political Science, and was awarded her master’s degree with distinction from the School of Advanced International Studies at John Hopkins. Following graduate school, Ms. Bundy worked for a short time in New York City, after which she joined ExxonMobil for a twenty year career beginning as a Middle East specialist and including a wide variety of assignments of increasing management responsibility in government and public affairs, supply, marketing, and investor relations, culminating with responsibility for the company’s global political risk assessments. In recent years, Ms. Bundy has focused much of her time on small-scale residential projects, and on philanthropy, serving on several not-for-profit boards. Currently Ms. Bundy serves as a pro-bono advisor to MediSend International, a Dallas, Texas based humanitarian organization devoted to building sustainable healthcare capacity in developing countries. She has served as a director of the Company since October 2012. Her qualifications to serve on our Board include her extensive experience in government relations and public affairs, and her extensive experience in corporate risk management activities.

Breaux Castleman – Mr. Castleman, 72, has an extensive history of management experience in the health care industry. He served as chairman of the board of directors of Mela Sciences, Inc. (a publicly held medical device company) from 2003 to 2011. Since 2001, he has also served as president, chief executive officer and chairman of the board of directors of Syntiro Healthcare Services, Inc., a care management, wellness and disease management company. Mr. Castleman also serves as a director of FemPartners, Inc., Fanfare Entertainment LLC and Carden Transport Services LLC., all privately-held companies. Previously he held positions as President of the Scripps Clinic, President of Caremark International’s Physician Resource Group, and CEO of the Kelsey-Seybold Clinic. He has served as a director of the Company since July 2011. We believe Mr. Castleman’s qualifications to serve on our Board include his extensive executive experience in the health care industry as well as his extensive knowledge and experience of corporate governance and the responsibilities of directors.

M. Patrick Collini, M.D. – Dr. Collini, 49, is a board certified urologic surgeon and has been engaged in the practice of medicine since 1997. He was a partner and served on the executive committee of UANT prior to its acquisition by the Company in 2012. Dr. Collini served as the Chairman of the Quality Assurance Committee of Medical Center of Arlington (2002-2006) and of USMD Hospital at Arlington (2004-2008). In addition, Dr. Collini served as the Chairman of the Department of Surgery at Methodist Mansfield Medical Center from 2006-2008, served as the President of its Medical Staff and on its Corporate Medical Board. Dr. Collini attended Baylor College of Medicine and completed an internship in general surgery at the University of Kentucky, where he also finished his urologic surgery residency. He served as a director of USMD Inc. prior to its acquisition by the Company in 2012, and has served as a director of the Company since July 2011. We believe Dr. Collini’s qualifications to serve on our Board include his many years of experience in the healthcare industry.

Charles Cook, M.D. – Dr. Cook, 56, is a board certified orthopedic surgeon subspecializing in disorders of the foot and ankle. He has been engaged in private practice since 1988. He currently serves as a manager of Orthopedic Specialists, an orthopedic group practice located in Dallas, Texas. Dr. Cook received his undergraduate degree from Louisiana State University (“LSU”) and medical degree from LSU Medical School, where he served as class officer and Alpha Omega Alpha president. He served as Clinical Assistant Professor at University of Texas Southwestern Medical Center in Dallas and continues to serve as teaching staff at the John Peter Smith Hospital orthopedic training program in Fort Worth, Texas. Dr. Cook also founded, and has served since its inception as president, of Orthopedic Surgery Association of North Texas. Dr. Cook served as a director of USMD Inc. for several years until its acquisition by the Company in 2012, and has served as a director of the Company and the Chairman of the Company’s Audit Committee since July 2011. We believe Dr. Cook’s qualifications to serve on our Board include his extensive experience in the healthcare industry.

Russell Dickey, M.D. – Dr. Dickey, 53, is a board certified obstetrician/gynecologist who has been in private practice in Arlington, Texas since 1990. Dr. Dickey graduated from the University of Texas Southwestern Medical School in 1986. He completed his residency training at the University of Texas Southwestern Parkland Memorial Hospital in 1990. There, he was selected as a Chief Resident and also won the Outstanding Teaching Resident award. Dr. Dickey has served in numerous leadership positions in the Arlington medical community, including Chairman of the OB/Gyn department at Arlington Memorial Hospital and Chief of Staff at USMD Hospital at Arlington. Dr. Dickey has also served on the board of directors of USMD Hospital at Arlington since its inception in 2003, and served as the Chairman of Strategic Planning for MCNT and as a member of the MCNT board of directors prior to its acquisition by the Company in 2012. He has served as a director of the Company since August 2012. We believe Dr. Dickey’s qualifications to serve on our Board include his extensive experience in medical practice.

Gary L. Rudin – Mr. Rudin, 64, is the President and Chief Operating Officer of the Company. He has over 30 years of experience in the information technology and services business. At Electronic Data Systems (“EDS”), over a 30 year period, Mr. Rudin rose through the ranks to Senior Corporate VP overseeing hundreds of customer relationships while managing three of EDS’s seven industries, including Health Care, Government, and Energy, plus the geographies of Canada and Latin America. Mr. Rudin also sat on the EDS Global Operations Council which oversaw all operations of EDS and later served as its CIO. Mr. Rudin has previously served on the boards of the Tomas Rivera Policy Institute, Dallas Opera, Drake University, and Northwood Country Club. He currently serves on the Board of Sentinel Data Solutions, a privately-held IT services corporation for the collections industry. Mr. Rudin has also provided IT and leadership development consulting services. Mr. Rudin served as a consultant to USMD Inc. during 2011, and has served as a director of the Company since February 2012. He was hired to serve as President and Chief Operating Officer of the Company in December 2012. We believe Mr. Rudin’s qualifications to serve on our Board include his extensive executive and IT experience as well as his extensive knowledge of corporate governance and the responsibilities of executives and directors.

James Saalfield, M.D. – Dr. Saalfield, 68, is a board certified urologic surgeon and has been engaged in the practice of medicine since 1977. He is also a diplomat of the American Board of Urology and served as Clinical Instructor in Urology at Southwestern Medical School from 1979 to 1992. Dr. Saalfield served as president of the

Medical and Surgical Clinic of Irving for nine years prior to joining UANT as a partner. He also was chairman of the membership and credentials committee of Baylor Hospital-Irving for two years, served as a director of USMD Inc. prior to its acquisition by the Company in 2011, and has served as a director of the Company since July 2011. We believe Dr. Saalfield’s qualifications to serve on our board of directors include his many years of experience in the healthcare industry.

Paul Thompson, M.D. – Dr. Thompson, 56, is a urologist who has practiced medicine for over 20 years. He was born and raised in St. Louis, and practiced medicine in the State of Missouri for 20 years, where he served as Chief of Surgery and Chief of Staff at Southeast Missouri Hospital. Since 2008, he has served as chief executive officer of Cenegenics Dallas-Fort Worth, a certified age management medical practice, and also serves as one of the authors for the certifying exam in Age Management Medicine. Dr. Thompson served as a director of USMD Inc. since its inception in 2007, and has served as a director of the Company since July 2011. We believe Dr. Thompson’s qualifications to serve on our board of directors include his many years of experience in the healthcare industry.

Khang Tran, M.D. – Dr. Tran, 41, is a board certified internist who has been engaged in the practice of medicine since 2000. He received his undergraduate degree from Southern Methodist University and medical degree from University of Texas Southwestern Medical School. He joined MCNT in 2000 after completing a residency at the University of Texas Southwestern Parkland Memorial Hospital. Dr. Tran served as member of MCNT’s Board of Directors from 2005 until its acquisition by the Company in 2012, and during that time served as Chairman of MCNT’s Finance Committee. Dr. Tran was appointed the Chief of the Department of Internal Medicine at The Medical Center of Plano in 2005. Subsequently, Dr. Tran served as the Chief of Staff and was a member of the Board of Trustees of The Medical Center of Plano from 2009-2010. He is currently the Medical Director for Primary Care Services at The Medical Center of Plano. He has been a director of the Company since August 2012. We believe Dr. Tran’s qualifications to serve on our Board include his many years of experience in the healthcare industry as both a practicing physician and in corporate governance.

No family relationship exists among any of the directors or executive officers. Other than the Investor Rights Agreement, no arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

CORPORATE GOVERNANCE

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our executive officers, and they are charged with conducting the Company’s business. The Board advises our executive officers and monitors their performance. Our Board also reviews the Company’s strategies, financial objectives and operating plans, plans for the succession of our executive management positions, and oversees our corporate compliance and risk management efforts. Our Board has full power to manage the Company’s business and affairs, and it oversees the Company’s overall performance on behalf of our stockholders. Our directors stay informed about our business through communications with our Board Chairman and CEO, communications with our President and Chief Operating Officer, who is also a director, through communications with our executive officers and other members of our management team, by reviewing materials provided to them, and by participating in regularly scheduled Board meetings.

Background of the Board of Directors

The Company was formed in 2010 to facilitate a business combination among USMD Inc., its predecessor entity, and certain other entities, as more fully discussed in the Company’s Annual Report to Stockholders. This business combination was consummated on August 31, 2012. Effective on that date, the Company’s Board was expanded to include three directors chosen by certain of the combining entities, and the Company’s executive team was expanded to include senior executives from each of the combining entities. Because those changes took place in the middle of 2012, the composition of our Board, individual Board compensation, the composition of our executive management team, and the Company’s executive management compensation structure dramatically changed in mid-year, and they have continued to evolve as the Company works to fully integrate the combining companies’ business and human resource talents. On October 19, 2012, the Company expanded the number of board seats to eleven and filled the newly created board seat with an independent director. In December 2012, the Company completed its executive management restructuring. The Company has expanded its human resources department, has implemented an executive bonus compensation program for 2013, and has devoted personnel resources to the strategic evaluation of executive and board composition and compensation.

Investor Rights Agreement

Ventures owns 8,667,800 of the issued and outstanding shares of common stock of the Company (approximately 86%). Effective August 31, 2012, the Company and Ventures entered into an Investor Rights Agreement pursuant to which the Company agreed to follow certain procedures in nominating directors for election at any meeting of our stockholders. The Investor Rights Agreement requires that (i) the Company’s Board of Directors consist of no less than ten nor more than eleven directors; (ii) the Company nominate those persons that Ventures has designated to be members of our Board, and that such nomination process be conducted in accordance with a framework set forth in the Ventures partnership agreement, (iii) the Company use its reasonable best efforts to cause our stockholders to vote in favor of such a slate of directors, (iv) Ventures vote all shares of the Company’s common stock it owns to ensure that the persons nominated by the Company in accordance with the Investor Rights Agreement are elected to the Board, and (v) any vacancy in our Board be filled in a manner that causes the Company to remain in compliance with these requirements. The obligations in the Investor Rights Agreement terminate in the event that Ventures owns less than 50.1% of the outstanding shares of common stock of Holdings.

Controlled Company

Because Ventures owns the majority of our issued and outstanding common stock, we are a “controlled company” within the meaning of the NASDAQ Capital Market listing rules. Accordingly, we are not required to comply with certain generally applicable corporate governance standards, including the requirement that a majority of the Board consist of independent directors, and the requirement that we have independent director oversight of executive officer compensation and director nominations.

Attendance at Board Meetings, Executive Sessions and Annual Meeting of Stockholders

Our Board held two Board of Director meetings in 2012 and all of the directors that were seated at the time of both meetings were in attendance. Our Audit Committee met five times in 2012 and each director who was a member of our Audit Committee at the time of a meeting was in attendance at such meeting. Pursuant to our corporate governance principles and as required by NASDAQ Capital Market listing rules, our independent directors meet from time to time without the presence of management.

We have not adopted a policy requiring our Board members’ attendance at the annual meetings of our stockholders, although all directors are strongly encouraged to attend.

Director Independence

Because Ventures owns a substantial majority of the Company’s issued and outstanding common stock, under the listing rules of the NASDAQ Capital Market, the Company is a “controlled company,” and as a “controlled company,” our Board is not required to have a majority of its members be “independent” as that term is defined by the applicable listing standards of the NASDAQ Capital Market.

Our Board has determined that each of Ms. Bundy, Dr. Cook and Mr. Castleman qualify as an “independent director” under the applicable listing standards of the NASDAQ Capital Market and the applicable rules of the SEC, and that each such person is free of any relationship that would interfere with the individual exercise of his or her independent judgment. Our Board has further determined that each such person meets the independence requirements prescribed by the SEC, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. Our Board has determined that the remaining directors are not “independent” under the applicable listing standards of the NASDAQ Capital Market. Drs. House, Brock, Collini, Dickey, Saalfield, and Tran, and Mr. Rudin, are employed by the Company or one of its affiliates, and are not considered “independent.” Dr. Thompson is not employed by the Company or one of its affiliates, but he is not considered “independent” due to outstanding indebtedness owed to him by USMD Inc. (a subsidiary of the Company) that was incurred in connection with USMD Inc.’s purchase in 2007 of equity interests in an entity owned by Dr. Thompson.

Committees of the Board

Because Ventures owns the majority of our issued and outstanding common stock, we are a “controlled company” within the meaning of the NASDAQ Capital Market listing rules. Under the rules pertaining to “controlled companies,” we are required to have an Audit Committee made up entirely of independent directors but are not required to establish a compensation committee or a nominating committee, and we have not done so.

Our Board has established an Audit Committee, comprised of Dr. Cook, Ms. Bundy, and Mr. Castleman. The Audit Committee is governed by a written charter. The full text of the Audit Committee charter is available on our website located at www.usmdinc.com or in print to any interested party who requests it. Requests should be sent in writing to the Company Secretary at the Company address provided on page 1 of this proxy statement.

The Audit Committee assists our Board in fulfilling its oversight responsibility relating to (i) the integrity of our financial statements and other financial information furnished by the Company, (ii) our compliance with legal and regulatory requirements, (iii) our system of internal accounting and financial controls, (iv) our independent registered public accounting firm’s qualifications, performance, compensation and independence and (v) compliance with our code of business conduct and ethics.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things:

•	selects, evaluates and, where appropriate, replaces our independent registered public accounting firm;

•	reviews and discusses with management and our independent registered public accounting firm, prior to release to the general public and legal and regulatory agencies, our annual audited financial statements and quarterly financial statements, including disclosures contained in our Annual Report on Form 10-K under the section heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or NASDAQ Capital Market listing rules;

•

discusses polices developed by management and our Board with respect to risk assessment and risk management and steps management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls;

•

reviews management’s report on internal control over financial reporting and discusses with management and the independent registered public accounting firm any significant deficiencies or material weaknesses in the design or operation of our internal controls; and

•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including violations of our code of conduct.

Dr. Cook has served as Chairman of the Audit Committee since July 2011, and Mr. Castleman has served as a member of the Audit Committee since July 2011. Ms. Bundy was appointed as a director of the Company and a member of the Audit Committee on October 19, 2012. Mr. Rudin served as a member of the Audit Committee from February 1, 2012 until December 10, 2012, at which time he accepted the position of President and Chief Operating Officer of the Company and resigned from the Audit Committee. Mr. Rudin remains a director.

Our Board has determined that each member of the Audit Committee meets the independence standards and other requirements of Audit Committee members prescribed by the NASDAQ Capital Market. In addition, our Board has determined that Mr. Castleman qualifies as an “audit committee financial expert” under the Item 407 of Regulation S-K promulgated by the SEC.

Communications with Directors

All parties wishing to communicate with our directors may send written correspondence to our Board or to any individual director at the following address: USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Irving, Texas 75038. Any such written communication should indicate that you are a stockholder of the Company. Depending on the subject matter, we will either forward the communication to the director(s) to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Business Conduct and Non-Retaliation Policy

We have adopted the USMD Holdings, Inc. Code of Conduct and Non-Retaliation Policy (the “Code of Conduct”), which applies to all of our directors, officers and employees. You can view the Code of Conduct on our website at www.usmdinc.com. A copy of the Code of Conduct will be provided in print without charge to all interested parties who submit a request in writing to USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Irving, Texas 75038, Attn: Corporate Communications.

Board Leadership Structure

Under the Company’s Bylaws, the Board of Directors can select its Chairperson. Pursuant to the Investor Rights Agreement, however, Ventures has the authority to designate an individual to be appointed as Chairman, and the Company and Ventures have agreed to use their reasonable best efforts to ensure the individual designated to serve as Chairperson is elected to that position. Ventures has designated Dr. House to serve as Chairman of the Board of Directors, and our Board has unanimously approved of this appointment. Dr. House has served as Chairman and CEO of the Company since its initial formation on May 7, 2010.

We have not adopted a policy regarding whether the roles of Chairman of the Board and CEO should be separate or combined, and, if separate, whether the CEO should be selected by the independent directors of the Company. However, the Board of Directors strongly believes at this time that the most effective Board leadership structure is to have Dr. House serve as both Chairman and CEO. As discussed below, the Board of Directors believes that this leadership structure strikes the optimal balance between unified leadership and effective independent oversight.

The Company’s business is complex and it operates in a highly regulated market. Especially with the uncertainty surrounding the current health care environment, the Board of Directors believes that it is best for the Company and its stockholders to have the same individual serve as Chairman and CEO. First, this structure promotes efficient board meetings. A combined Chairman and CEO acts as a bridge between management and the Board of Directors, encouraging strong information flows so that both groups act with a common purpose. Second, this structure facilitates short-term crisis management and long-term strategic planning. The CEO has an in-depth knowledge of Company operations and the industries and markets in which the Company competes. As such, the Board of Directors believes that Dr. House, rather than an outside director, is in the best position to bring valuable insights, business issues and market opportunities and risks to the Board’s attention for review and deliberation. Third, this Board leadership structure promotes decisive, unified leadership. With a combined Chairman and CEO, there is clarity about responsibility and accountability. Most importantly, combining the Chairman and CEO builds a cohesive corporate culture, allowing the Company to speak with a single voice both inside and outside the Company.

The Company does not have a lead director and does not believe that appointing a lead director would materially impact the performance of the Board of Directors, as it currently employs a variety of structural and operational controls that serve the same purpose. For example, our Audit Committee chair acts as “presiding director” for Board discussions on topics within the sphere of the Audit Committee. All members of the Board are free to suggest the inclusion of items on Board and committee meeting agendas, and, to the fullest extent possible, all meeting materials and presentations are distributed to the directors in advance, allowing efficient use of time during meetings for questions and comprehensive deliberations. All members of the Board have direct and complete access to the Company’s management at all times, subject to reasonable time constraints and their judgment. Finally, the Audit Committee, comprised solely of independent directors, has the right at any time to retain independent outside financial, legal or other advisors.

Director Nomination Process and Director Qualifications

The Company has not implemented a formal policy regarding Board composition and diversity. The Company and Ventures entered into an Investor Rights Agreement pursuant to which the Company is obligated to nominate those persons that Ventures has designated to be members of our Board and to use its reasonable best efforts to cause our stockholders to vote in favor of such a slate of directors. As a result, the Board of Directors has determined that it is not necessary for the Company to have a nominating committee and, as a “controlled company” under the NASDAQ Capital Market listing rules, we are not required to establish one.

As part of its periodic self-assessment process, however, the Board will determine the diversity of special skills and characteristics necessary for its optimal functioning in its oversight roles. The Company has not established specific, minimum qualifications for service on the Board of Directors but seeks to identify candidates with sound business judgment and knowledge in their fields of expertise. Identified and described below are additional key experiences, qualifications and skills that are important to Company’s business and that are currently considered in the selection of directors, which factors may change from time to time.

•

Industry experience and education. We seek to have directors with relevant education, business expertise and experience as executives, directors, investors, or in other leadership positions in the healthcare industry.

•	Business experience. We believe that we benefit from having directors with a substantial degree of recent business experience.

•

Leadership experience. We believe that directors with experience in significant leadership positions provide us with strategic insights. These directors generally possess a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth, as well as the ability to identify and develop these qualities in others.

•

Finance experience. We seek directors with an understanding of finance and financial reporting processes. We use financial measures to evaluate our performance as well as our attainment of financial performance targets. In addition, our Board and Audit Committee oversee the public disclosures required of us that include financial statements and related information.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies and assesses the risks most critical to our operations, routinely advises our Board regarding those matters, and makes recommendations regarding insurance and operational decisions to appropriately mitigate and manage risk. Areas of material risk may include operational, financial, legal and regulatory, human resources, information technology and security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

TRANSACTIONS WITH RELATED PERSONS

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and, therefore, has adopted policies for disclosing and evaluating any related person transactions. These policies establish procedures for the review, approval and ratification of all related person transactions. Our Board has determined that our Chief Compliance Officer and the Audit Committee are best suited to review and approve related person transactions. Accordingly, any potential related person transactions are reviewed by our Chief Compliance Officer and presented to the Audit Committee for evaluation. Any related person transactions will be consummated or continued only if the Audit Committee and the disinterested members of our Board approve the transaction.

The executive officers and directors are required to complete a questionnaire on an annual basis that requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by our General Counsel, and, if a potential related person transaction is reported by a director or executive officer, the questionnaire is submitted to the Chief Compliance Officer and the Audit Committee for review.

The Company has identified the following transactions that involved greater than $120,000 in which a director or executive officer had a direct or indirect material interest:

USMD Inc. is indebted to Dr. House and Dr. Thompson in connection with the 2007 redemption of their partnership interests in U.S. Lithotripsy L.P., a wholly owned subsidiary of the Company. The highest amounts of indebtedness under these notes during the period from January 1, 2011 through December 31, 2012 were $4,184,737 to Dr. House and $2,094,720 to Dr. Thompson, and the note balances as of December 31, 2012 were $2,884,150 to Dr. House and $1,443,696 to Dr. Thompson. The notes are payable in equal monthly payments of principal and interest (9% per annum) through October 31, 2018. There was an accelerated principal payment made on August 31, 2012 in the amounts of $989,131 on Dr. House’s note and $495,121 on Dr. Thompson’s note. Total principal paid during 2012 was $1,322,325 to Dr. House and $661,905 to Dr. Thompson. Interest paid during 2012 was $336,618 to Dr House and $168,498 to Dr. Thompson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based on our review of copies of those reports, we are required to disclose in our proxy statement failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during the previous year.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations by the persons required to file reports under Section 16(a) of the Exchange Act, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our executive officers and directors during fiscal 2012 were met with the exception of the following: Dr. Steven Brock failed to file timely one Form 4, which reported two transactions; Ms. Darcie Bundy failed to file timely one Form 3; our Chief Accounting Officer, Mr. Gordon Davis, failed to file timely one Form 4, which reported two transactions; our Chief Financial Officer, Mr. Chris Dunleavy, failed to file timely one Form 4, which reported two transactions; Dr. John House failed to file timely one Form 4, which reported four transactions; our Chief Physician Officer Dr. Richard Johnston, failed to file timely one Form 4, which reported two transactions; and Dr. James Saalfield failed to file timely two Form 4’s, which reported four transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock, as of April 15, 2013, by: 1) all persons that we know are beneficial owners of more than 5% of our common stock; (2) each director and director nominee; 3) each of the named executive officers included in the Summary Compensation Table included in this proxy statement; and 4) all directors and named executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all shares beneficially owned.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage Ownership
5% or more beneficial owners
UANT Ventures, L.P. (3)	8,736,782	86.67%
John M. House, M.D.(4)	809,175	8.03%
Directors (excluding Dr. House)
Steven Brock, M.D. (5)	28,955	0.29%
Breaux Castleman	604	0.01%
Patrick Collini, M.D. (6)	132,023	1.31%
Charles Cook, M.D. (7)	144,268	1.43%
Russell Dickey, M.D. (8)	40,690	0.40%
Gary Rudin (9)	25,247	0.25%
James Saalfield, M.D. (10)	136,986	1.36%
Paul Thompson, M.D. (11)	441,361	4.38%
Khang Tran, M.D. (12)	19,459	0.19%
Named Executive Officers (excluding Dr. House and Mr. Rudin)
Greg Cardenas (13)	83,779	0.83%
Executive officers and directors as a group (11 persons) (14)	1,862,547	18.48%

(1)	The address for UANT Ventures, L.P. is 612 East Lamar Blvd., Suite 700, Arlington, Texas 76011. The address of each other person listed is 6333 North State Highway 161, Suite 200, Irving, Texas 75038.
(2)	Includes for each executive officer and director who is a partner of UANT Ventures, L.P. their pecuniary interest in the shares and options owned by UANT Ventures, L.P.
(3)	Represents 8,667,800 shares held directly and 68,982 options that are exercisable within 60 days held directly.
(4)	Represents 50,933 shares held directly, 743,252 shares held indirectly through UANT Ventures, L.P., 13,248 shares held indirectly through John M. House, MD, P.A. and options exercisable within 60 days to purchase 1,742 held indirectly through UANT Ventures, L.P.
(5)	Represents 1,594 shares held directly and 27,361 shares held indirectly through UANT Ventures, L.P.
(6)	Represents 1,051 shares held directly, 13,248 shares held indirectly through M. Patrick Collini MD, P.A., 115,982 shares held indirectly through UANT Ventures, L.P. and options exercisable within 60 days to purchase 1,742 held indirectly through UANT Ventures, L.P.
(7)	Represents 13,062 shares held directly and 131,206 shares held indirectly through UANT Ventures, L.P.
(8)	Represents 12,194 shares held directly and 28,496 shares held indirectly through UANT Ventures, L.P.
(9)	Represents 1,247 shares and options exercisable within 60 days to purchase 24,000 shares.
(10)	Represents 1,338 shares held directly, 13,248 shares held indirectly through James G. Saalfield MD, P.A., 120,658 shares held indirectly through UANT Ventures, L.P. and options exercisable within 60 days to purchase 1,742 held indirectly through UANT Ventures, L.P.
(11)	Represents 32,084 shares held directly and 409,277 shares held indirectly through UANT Ventures, L.P.
(12)	Represents 1,115 shares held directly and 18,344 shares held indirectly through UANT Ventures, L.P.
(13)	Represents 7,707 shares and options exercisable within 60 days to purchase 76,072 shares.
(14)	Includes options exercisable within 60 days to purchase 105,298 shares.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, their ages and the positions they hold. Our Board selects all of our executive officers.

Name	Age	Current Position(s)
John House, M.D.	58	Chief Executive Officer, Chairman of the Board
Gary Rudin (1)	64	President and Chief Operating Officer
Chris Dunleavy	48	Executive Vice President and Chief Financial Officer
Karen Kennedy (2)	61	Executive Vice President and Chief Development Officer
Richard Johnston, M.D. (3)	64	Executive Vice President and Chief Physician Officer
Greg Cardenas	49	Executive Vice President, Secretary, and General Counsel
Gordon Davis	60	Chief Accounting Officer

(1)	Mr. Rudin assumed the position of President and Chief Operating Officer on December 10, 2012. He also served as a consultant to USMD Inc. from January 1, 2012 until January 31, 2012, and was appointed a director of the Company on February 1, 2012
(2)	Ms. Kennedy served as Chief Operating Officer of the Company from September 1, 2012 until December 10, 2012. On December 10, 2012, Ms. Kennedy transitioned from her role as Chief Operating Officer to assume her current position as Chief Development Officer.
(3)	Dr. Johnston assumed the position of Chief Physician Officer of the Company on September 1, 2012.

For information on Dr. House’s business experience, and on Mr. Rudin’s business experience, see “PROPOSAL NO. 1: ELECTION OF DIRECTORS— Nominees for Election to the Board of Directors” above.

Christopher Dunleavy – Mr. Dunleavy, a certified public accountant, has served as Chief Financial Officer for the Company and its predecessors since 2004. He served as Chief Financial Officer for Baylor Heart and Vascular Hospital, LLP from 2001 to 2004 and as Senior Director of Strategic Planning for Sodexho Marriott Services, Inc. from 2000 to 2001. Mr. Dunleavy served as Chief Financial Officer of USMD Inc. from its inception in 2007 until its acquisition by the Company in 2012, and has served as Chief Financial Officer of the Company since July 2011.

Karen Kennedy – Ms. Kennedy served as Chief Executive Officer of Impel, and the Chief Administrative Officer of MCNT prior to the acquisition of those entities by the Company in 2012. She earned her undergraduate degree at UCLA and a Master’s of Public Health degree from UCLA School of Public Health. At Presbyterian Intercommunity Hospital in Whittier, California, she served as Director of Marketing and Planning and then served as Vice President of Business Development. Prior to joining Impel in October 1994, Ms. Kennedy served as Senior Executive for the Gallatin Medical Foundation of Downey, California, a multi- specialty medical group. Ms. Kennedy also served as the president of Women in Health Administration of Southern California during 1992. Ms. Kennedy is a board member of the Center for Non-Profit Management and a member of the International Board of Visitors for the Neeley School of Business at Texas Christian University. She served as the Company’s interim Chief Operating Officer from August 2012 until October 2012, and has served as the Company’s Chief Development Officer since October 2012.

Richard C. Johnston, M.D. – Dr. Johnston graduated from Texas Tech University School of Medicine in 1975 and completed his Internal Medicine residency in 1978 at Austin Breckenridge Hospital. He has been in private practice in the Dallas/Fort Worth area since 1978, and from 2006 until 2012 he served as the President of MCNT. Dr. Johnston also served as the first Chief of Staff at Las Colinas Medical Center where he now has a full-time internal medicine practice. Dr. Johnston currently is active in the North Texas Healthcare Summit and For The Health of Texas, the goals of which are to improve community health. He has served as the Company’s Chief Physician Officer since September 1, 2012.

Greg Cardenas – Mr. Cardenas received his J.D., magna cum laude, from Texas Tech University School of Law in 1995, and received a B.B.A. in Finance from Texas A&M University in 1986. From 1995 to 2004, Mr. Cardenas practiced law in Dallas, Texas, as an associate at Thompson & Knight, P.C., Meadows, Owens, Collier, Reed, Cousins, & Blau, and Vinson & Elkins, L.L.P. In 2004, he opened a private practice of law specializing in health care regulatory and transactional law. Mr. Cardenas served as primary outside legal counsel to both USMD Inc. and UANT and their predecessors from 2000 until 2011. From September 2011 until August 2012, Mr. Cardenas served as Secretary and General Counsel of USMD Inc., and since August 2012, he has served as Secretary and General Counsel to the Company.

Gordon Davis – Mr. Davis, a certified public accountant, served as the Chief Financial Officer for USMD Hospital Division, a wholly owned subsidiary of USMD Inc., from 2006 until its acquisition by the Company in 2012. From 1998 to 2006, he was an independent consultant for healthcare companies. Prior to 1998, he served three Dallas area hospitals in various hospital financial managerial roles. Mr. Davis received a B.B.A. in Accounting from the University of Texas in 1975 and a M.S. in Healthcare Administration from Texas Women’s University in 1993. Mr. Davis has served as the Company’s Chief Accounting Officer since July 2011.

EXECUTIVE COMPENSATION

In this section we provide detailed information regarding compensation paid to each named executive officer. Our named executive officers are our Chief Executive Officer, and two most highly compensated executive officers of the Company, including salary, bonus, stock awards, option awards and all other compensation, as of the most recently completed fiscal year.

Executive Summary

Several current members of the Company’s executive management team were not executive officers of the Company until September 1, 2012. The Company was formed in 2010 to facilitate a business combination among USMD Inc., its predecessor entity, and certain other entities, as more fully discussed in the Company’s Annual Report to Stockholders. That business combination was consummated on August 31, 2012. Effective on that date, the Company’s executive team was expanded to include senior executives from each of the combining entities. The Company established the initial compensation of its executive officers based in part on their historical compensation earned as executives of the companies that had combined into the Company. In addition, the Board of Directors appointed executive officers to certain positions with specific job responsibilities and authorities and sought to set individual executive compensation at a level commensurate with their new roles and responsibilities.

The initial changes in authority and compensation of the Company’s executive management team took effect on September 1, 2012. Since that time, the Board has continued to evaluate the roles and responsibilities of its executive officers in light of the integration of the Company’s many subsidiaries and businesses, and the development and completion of the Company’s overall strategic plan. In addition, the Company has expanded its human resources department, has implemented an executive bonus compensation program for 2013, and has devoted significant management resources to the strategic evaluation of executive and board composition and compensation.

Compensation Philosophy

Our executive compensation program is designed with two primary objectives in mind:

•	Attracting, retaining and motivating executives critical to our financial stability and future success; and

•	Rewarding executives for meeting financial, operational and individual performance goals and taking effective actions which are expected to increase stockholder value over time.

The Company’s goal is to design compensation for its executive officers based on prevailing market conditions in the Southwest United States for a company of our size in the healthcare industry. Our executive compensation structure is keyed to the growth of our business rather than the achievement of short term performance measures. In addition, our executive management team, and in particular our named executive officers, beneficially own a significant amount of the common stock of the Company, which we believe ensures that their interests are properly aligned with those of our other stockholders. Consistent with these objectives, we offer our executive officers a mix of base salary, employee benefits, bonus compensation, and in certain cases employment and/or severance contracts.

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries will be reviewed by our Board with input from our human resources department on at least an annual basis, as well as in connection with the hiring of a new executive from outside the Company or a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities).

Our executive officers are eligible to participate in our other employee benefits programs on the same terms as our eligible non-executive employees. The Company does not provide any material executive perquisites. Unexercised stock options held by our executive officers expire 90 days following their termination, which same terms apply to our non-executive employees.

Material Terms of Employment Contracts of Named Executive Officers

John House, M.D., Chairman and Chief Executive Officer

Dr. House is currently Chairman of the Company’s Board, is CEO of the Company and provides professional medical services as a physician employee of USMD Affiliated Services, an affiliate of the Company. He is compensated by the Company or an affiliate of the Company for all of these services.

Dr. House serves as Chairman and CEO of the Company and of one of its wholly owned subsidiaries, USMD Inc. USMD Inc., the Company, and Dr. House agreed in writing (the “House Agreement”) that Dr. House would be compensated for his services as Chairman and CEO only by USMD Inc. for the time period between January 1, and August 31, 2012, the date on which USMD Inc. was acquired by the Company. The parties agreed that Dr. House would be compensated for such services only by the Company for the remainder of 2012.

Under the House Agreement, from January 1, 2012 to August 31, 2012, Dr. House received $20,000 for his services as a director of USMD Inc. and $20,000 for his services as the Chairman of the USMD Inc. Board. During this time, Dr. House was a physician partner of UANT and received distributions from UANT for services provided to UANT. Under the House Agreement, Dr. House’s compensation for serving as CEO of USMD Inc. in 2012 consisted of (i) annual base compensation of $180,000, pro-rated for the period from January 1, 2012 until August 31, 2012, plus (ii) an amount equal to any reduction in his share of distributions from UANT for that same period resulting from his involvement and time commitments to USMD Inc. This was achieved through a reconciliation performed in the third quarter of 2012, and for eight month period ending August 31, 2012, Dr. House’s total compensation for serving as CEO of USMD Inc. was $236,742.

Beginning on September 1, 2012 and continuing through the end of the year, Dr. House received $16,333 for his services as a director of the Company and $13,333 for his services as the Chairman of the Board of Directors of the Company. In addition, the House Agreement provided that the compensation he would receive for his services as CEO of the Company for this period would consist of (i) annual base compensation of $380,000, pro-rated for the period from September 1, 2012 through December 31, 2012, minus (ii) an amount equal to the compensation earned from USMD Affiliated Services for rendering professional services as a physician. This was achieved through a reconciliation performed in January 2013, and for 2012, after adjustment, Dr. House earned $60,774 as compensation for serving as the CEO of the Company for the four month period ending December 31, 2012.

Effective September 1, 2012, Dr. House entered into a physician services agreement with USMD Affiliated Services, an affiliate of the Company, pursuant to which Dr. House is compensated for providing professional medical services to patients on behalf of USMD Affiliated Services. The agreement has a ten year term, but may be terminated by either party with or without cause upon 90 days’ written notice. Under the terms of this agreement, Dr. House is compensated on a production-based compensation formula that includes bonus compensation for meeting certain quality and patient satisfaction metrics. Based on this methodology, in 2012 Dr. House earned $66,240 in physician compensation from USMD Affiliated Services pursuant to his physician services agreement.

Other Named Executive Officers

Neither Mr. Cardenas nor Mr. Rudin have entered into a written employment contract with the Company, and at present the Company does not intend to enter into any such employment contracts, though the Company is currently evaluating its executive management structure and contracting process and the Board may determine it is in the best interest of the Company to enter into such agreements in the future.

Severance Agreements

Mr. Cardenas entered into a severance agreement with the Company on September 1, 2011. Under this agreement, in the event the Company terminates Mr. Cardenas’s employment without cause or Mr. Cardenas resigns his employment with good reason, he will be entitled to any unpaid salary and other accrued benefits and a separation payment. If the termination or resignation occurs prior to September 1, 2013, Mr. Cardenas is entitled to receive a separation payment equal to his base salary from the date of termination up to September 1, 2014. If the termination or resignation occurs after September 1, 2013, Mr. Cardenas is entitled to receive a separation payment equal to one year’s base salary.

Summary Compensation Table

The following table summarizes the compensation earned by, awarded to or paid to our “named executive officers” in the years ended December 31, 2012 and 2011. As we are a smaller reporting company, our “named executive officers” include our Principal Executive Officer and to our two most highly compensated executive officers other than our Principal Executive Officer at the end of fiscal year 2012.

Name and Office Held	Year	Salary		Bonus (1)		Stock Awards	Option Awards (2)	All Other Compensation		Total
John M. House, M.D.	2012	$433,422	(3)	$—		$—	$—	$—		$433,422
Chairman of the Board & Chief Executive Officer	2011	$441,742	(4)	$100,000	(5)	$—	$—	$—		$541,742
Gary Rudin	2012	$405,611	(5)	$—		$—	$267,600	$9,900	(6)	$683,111
Director, President and Chief Operating Officer
Greg Cardenas	2012	$360,006		$—		$—	$—	$—		$360,006
Executive Vice-President, Secretary and General Counsel	2011	$120,002		$72,000		$—	$1,486,966	$—		$1,678,968

(1)	Cash bonuses were paid by USMD Inc. in January 2012 to Mr. Cardenas and Dr. House for services rendered in 2011.

(2)	The amounts reported in this column reflect the aggregate grant date fair value of the stock awards and option awards granted under our 2010 Equity compensation Plan. The amount is determined in accordance with Accounting Standards Codification Topic 718. The actual amount of compensation realized, if any, by our named executive officers may differ from the amounts presented in the table. For further information regarding our stock-based compensation, see notes to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	Represents $20,000 in compensation for services as Chairman of the Board of USMD Inc. from January 1, 2012 until August 31, 2012; $20,000 in compensation for services as a director of USMD Inc. from January 1, 2012 until August 31, 2012; $236,742 in compensation for services as CEO of USMD Inc. from January 1, 2012 until August 31, 2012; $13,333 in compensation for services as Chairman of the Board of the Company from September 1, until December 31, 2012; $16,333 in compensation for services as a director of the Company from September 1, until December 31, 2012; $60,774 in compensation for services as CEO of the Company from September 1, until December 31, 2012; and $66,240 in compensation for providing medical services on behalf of USMD Affiliated Services. See “EXECUTIVE COMPENSATION—Material Terms of Employment Contracts of Named Executive Officers” for further details regarding Dr. House’s compensation.
(4)	Represents $60,000 in compensation for services as a director and Chairman of the Board of USMD Inc. and $381,742 in compensation for services as CEO of USMD Inc. During 2011, Dr. House was also a physician partner of UANT, and received distributions not reflected in this table from UANT for services provided to and on behalf of UANT. Dr. House’s compensation for serving as CEO of USMD Inc. in 2011 consisted of (i) annual base compensation of $180,000, plus (ii) an amount equal to any reduction in his share of distributions from UANT resulting from his involvement and time commitments to USMD Inc. This is achieved through a year-end reconciliation, and for 2011, this adjustment was $201,742.
5)	Mr. Rudin was not an executive officer in 2011. His salary in 2012 includes $382,225 in compensation for services as a director of the Company in 2012 and $23,386 in compensation for services as President and Chief Operating Officer of the Company from December 10, 2012 through December 31, 2012. See “DIRECTOR COMPENSATION—Special Compensation Rules for 2012” for further details regarding Mr. Rudin’s compensation as a director.
(6)	Prior to his appointment to as a director or executive officer of the Company, Mr. Rudin received $9,900 in compensation for consulting services provided to the Company in January 2012.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding equity based awards granted by the Company as of December 31, 2012 to our named executive officers.

Name and Office Held	Number of Securities Underlying Unexercised Options -(#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price)	Option Expiration Dated
John M. House, M.D.	—	—	—	—	—
Chairman of the Board & Chief Executive Officer
Gary Rudin(1)	24,000	96,000	—	$24.84	12/10/20
Director, President and Chief Operating Officer
Greg Cardenas(2)	76,072	50,715	—	$24.84	9/1/19
Executive Vice-President, Secretary and General Counsel

(1)	Mr. Rudin was granted an award of 120,000 options to purchase shares of the Company’s common stock at an exercise price of $24.84 per share by the Company on December 10, 2012. The grant was made pursuant to the Company’s 2010 Equity Compensation Plan. The option awards vest in five equal installments beginning on January 1, 2013 and on January 1 of each year thereafter though January 1, 2017.
(2)	On September 1, 2011, Mr. Cardenas received 1,050,000 options to purchase shares of USMD Inc. common stock under the USMD Inc. 2007 Long Term Incentive Plan at an exercise price of $3.00 per share. On August 31, 2012, all outstanding stock options granted under the USMD Inc. 2007 Long Term Incentive Plan were assumed under the USMD Holdings, Inc. 2010 Equity Compensation Plan and deemed to constitute stock options granted under the USMD Holdings, Inc. 2010 Equity Compensation Plan. The exercise price and number of shares issuable to Mr. Cardenas was determined by use of a conversion formula that is based on the number of shares of USMD Inc. common stock outstanding relative to the number of shares of Holdings common stock that were outstanding as of August 31, 2012. As a result, all of Mr. Cardenas’s options to purchase USMD Inc. stock were replaced with 126,787 options to purchase the Company’s common stock at an exercise price of $24.84 per share. The expiration date of Mr. Cardenas’s options did not change. Mr. Cardenas’s remaining options vest in two equal installments on January 1, 2014, and January 1, 2015.

DIRECTOR COMPENSATION

The Board of Directors is responsible for the overall management and direction of the Company’s operations. The Board of Directors has established a compensation plan to provide for compensation for individuals who serve in the capacity of a director. Director compensation consists of an annual retainer, meeting attendance fees, fees for service on the Audit Committee, and potential awards of equity compensation. During fiscal year 2012, as a result of the business combination among the several entities that are now subsidiaries of the Company, which were governed by independent Boards of Directors prior to September 1, 2012, certain individuals who served as directors received hourly compensation for their services during a portion of 2012 as more fully discussed below.

Two of our directors, Dr. House and Mr. Rudin, are also members of our executive management team. These two individuals receive compensation for their services as a director in addition to any employment compensation they may receive for providing non-directorial services to the Company. Below is a summary of director compensation paid in 2012.

Annual Retainer for Directors and Board Chairman.

Effective September 1, 2012, each director receives an annual retainer of $40,000 for services to the Board. The Chairman of the Board receives an additional $40,000 stipend, or a total annual retainer of $80,000. No director received a retainer for serving as a director prior to September 1, 2012. The annual retainer for each director for 2012 was pro-rated to the later of September 1, 2012 or in the case of Ms. Bundy, on the date on which she commenced service as a member of the Board.

Meeting Attendance.

Effective September 1, 2012, each director receives $3,000 for each Board meeting that the director attends in person, or alternatively $1,500 for each Board meeting the director attends telephonically or electronically. No director received meeting attendance fees for attending Board meetings held prior to September 1, 2012. Mr. Rudin and Mr. Castleman received hourly compensation for attending called Board meetings and providing other Board services as more fully set forth below under the heading “Special Compensation Rules for 2012.”

Audit Committee Stipends.

Effective September 1, 2012, each director serving on the Audit Committee receives an annual stipend of $15,000, which for 2012 was pro-rated. The Chairman of the Audit Committee also receives an additional $15,000 stipend, or a total stipend of $30,000, for services as Chairman of the Audit Committee, which also was pro-rated for 2012. Dr. Cook, Mr. Castleman, and Mr. Rudin received compensation for serving on the Audit Committee prior to September 1, 2012 as more fully set forth below under the heading “Special Compensation Rules for 2012.”

Equity Compensation.

Each director is eligible to receive options to purchase up to 25,000 shares of the Company’s common stock, but only upon the achievement by the Company of certain financial performance targets. The Board did not establish financial performance targets for 2012 and did not pay any such equity compensation to its directors. The Board has not established any such financial performance targets for calendar year 2013.

Special Compensation Rules for 2012.

Prior to September 1, 2012, Drs. Tran, Dickey and Brock were not directors, and did not receive any compensation for serving as a director of the Company. Prior to October 19, 2012, Ms. Bundy was not a director, and did not receive any compensation for serving as a director.

During the entire calendar year 2012, Drs. House, Collini, Cook, Saalfield and Thompson served as directors of both the Company and USMD Inc., the predecessor entity to the Company. These five directors received compensation from USMD Inc. for servicing as a director from January 1, 2012, through August 31, 2012, but did not receive any compensation for serving as a director of the Company during that time period; with the exception of Dr. Cook, who received from the Company a one-time $40,000 stipend for his services between January 1, 2012 and August 31, 2012 as Chairman of the Company’s Audit Committee.

Mr. Castleman was a director of the Company during all of 2012, and Mr. Rudin was a director of the Company from February 1, 2012 through December 31, 2012. Neither individual served as a director of USMD Inc. Prior to September 1, 2012, Mr. Castleman and Mr. Rudin received $400 per hour for their services to the Company’s Board of Directors. Mr. Castleman also received from the Company a one-time $15,000 stipend for his services between January 1, 2012 and August 31, 2012 as a member of the Company’s Audit Committee.

2012 DIRECTORS COMPENSATION

The following table summarizes the compensation paid to directors for the fiscal year ended December 31, 2012. Director compensation for Dr. House and Mr. Rudin are excluded from this table because both individuals are named executive officers whose total compensation from the Company in years 2012 and 2011 is disclosed in the Executive Summary Compensation Table.

	Fees Earned or Paid in Cash	Stock Option Awards	Total
Steven Brock, M.D. (5)	$16,333	$—	$16,333
Darcie Bundy	$11,088	$—	$11,088
Breaux Castleman	$79,933	$—	$79,933
M. Patrick Collini, M.D. (1) (5)	$86,333	$—	$86,333
Charles Cook, M.D. (2)	$136,333	$—	$136,333
Russell Dickey, M.D. (5)	$16.333	$—	$16,333
James Saalfield, M.D. (1) (5)	$86,333	$—	$86,333
Paul Thompson, M.D. (1)	$86,333	$—	$86,333
Khang Tran, M.D. (5)	$16,333	$—	$16,333

(1)	With respect to Drs. Collini, Saalfield and Thompson, each director received $70,000 in director fees paid by USMD Inc. for the period from January 1, 2012 through August 31, 2012, and $16,333 in director fees paid by the Company for the period from September 1, 2012 through December 31, 2012.
(2)	Dr. Cook’s fees consists of $70,000 in director fees paid by USMD Inc. for the period from January 1, 2012 through August 31, 2012; a $40,000 one-time stipend for his services as Chairman of the Company’s Audit Committee between January 1, 2012 and September 1, 2012; a $10,000 stipend for serving as Chairman of the Company’s Audit Committee between September 1, 2012 and December 1, 2012; and $16,333 in director fees paid by the Company for the period from September 1, 2012 through December 31, 2012.
(3)	Ms. Bundy’s fees represent pro-rated fees for serving as a director and a member of the Audit Committee for the period from October 19, 2012 through December 31, 2012.
(4)	Mr. Castleman fees consist of a $15,000 one-time stipend for his services as a member of the Company’s Audit Committee between January 1, 2012 and September 1, 2012; a $5,000 stipend for serving as a member of the Audit Committee from September 1, 2012 through December 31, 2012; $43,600 in hourly Board fees for providing director services to the board from the period of January 1, 2012 through August 31, 2012; and $16,333 in fees for serving as a director from September 1, 2012 to December 31, 2012.

(5)	Drs. Brock, Collini, Dickey, Saalfield and Tran are licensed physicians and, effective September 1, 2012, each entered into a physician services agreement with USMD Affiliated Services, an affiliate of the Company, pursuant to which each physician is compensated for providing professional medical services to patients on behalf of USMD Affiliated Services. These agreements have a ten year term, but may be terminated by either party with or without cause upon 90 days’ written notice. Under the terms of these agreements, each physician is compensated on a production-based compensation formula that includes bonus compensation for meeting certain quality and patient satisfaction metrics.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee is comprised of the three members named below, each of whom meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NASDAQ Capital Market Stock Exchange relating to audit committees. In addition, our Board has determined that Mr. Castleman qualifies as an “audit committee financial expert” under the regulations of the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and operates under a written charter, approved by the Audit Committee and ratified by the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Grant Thornton, L.L.P., the independent registered public accounting firm responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting practices and processes. The Audit Committee also has discussed with Grant Thornton certain matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the audit committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management, and has considered whether Grant Thornton’s provision of any other non-audit services to the Company is or was compatible with maintaining its independence.

The Audit Committee discussed with Grant Thornton the overall scope and plans for their audit. In addition, the Audit Committee met with Grant Thornton, both with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting for the year ended December 31, 2012.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has determined that no non-audit services provided by Grant Thornton were incompatible with maintaining Grant Thornton’s independence. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Respectfully Submitted,

Members of the Audit Committee

Charles Cook, M.D., Chairman

Breaux Castleman

Darcie Bundy

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Audit Committee has appointed Grant Thornton, L.L.P. (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2013. Although we are not required to seek stockholder approval of this appointment, the Board has determined it is sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We expect that a representative of Grant Thornton will be present at the annual stockholders’ meeting. If present, the representative will be given the opportunity to make a statement on behalf of Grant Thornton if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

Votes Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to ratify the selection of the independent registered public accounting firm. Brokers have the discretionary authority to vote your shares of common stock if you have not given voting instructions. Abstentions will have the same effect as voting against the proposal. Unless you instruct us otherwise, your properly executed proxy will be voted in favor of the ratification of Grant Thornton as our independent registered public accounting firm for 2013.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

Fees to Independent Registered Public Accounting Firm

We understand the need for Grant Thornton to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Grant Thornton, the Company utilizes the services of Grant Thornton only for audit services.

The aggregate fees and expenses billed for professional services rendered by Grant Thornton for the years ended December 31, 2012 and 2011 were as follows:

Type of Fees	2012	2011
Audit Fees	$594,591	$357,984
Audit-Related Fees	$202,559	$255,807
Other Fees	$12,720	$9,765

Total	$809,870	$623,556

“Audit fees” are fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q and services that are normally provided by the accountant in connection with our statutory and regulatory filings or engagements.

“Audit-Related Fees” are fees related to the Company’s preparations and filing of its Registration Statement on Form S-4 and amendments thereto and audit-related services related to the Company’s response to various SEC Comment Letters sent with respect to our Form S-4 filings.

“Other fees” are fees for any services not included in the first two categories, consisting primarily of professional services rendered in connection with the audit of employee benefit plans, billed during the years ended December 31, 2012 and 2011.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence and the Audit Committee Charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of our independent registered public accounting firm. All of the services performed by Grant Thornton in 2012 and 2011 were pre-approved. Pre-approval is provided at regularly scheduled Audit Committee meetings; however, the authority to pre-approve services between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, subject to formal approval by the Audit Committee at the next regularly scheduled meeting.

PROPOSAL NO. 3:

NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to adopt, on an advisory basis, a resolution approving the Company’s compensation paid to its named executive officers as reported in this Proxy Statement.

As discussed herein, we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our executive compensation structure is keyed to the growth of our business rather than the achievement of short term performance measures. In addition, our executive management team, and in particular our named executive officers, beneficially own a significant amount of the common stock of the Company which we believe ensures that their interests are properly aligned with those of our other stockholders.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Board will carefully review and consider the voting results when making future decisions regarding our executive compensation program. We value stockholder input and view this vote as an opportunity to evaluate stockholder approval of our executive compensation policies and procedures.

In accordance with regulations issued under Section 14A of the Exchange Act, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation table, the other related tables, and narrative discussion and disclosure related thereto, is hereby APPROVED.”

Vote Required

This is an advisory vote and is therefore not binding on the Company or the Board. The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to adopt (on an advisory basis) the resolution approving the Company’s executive compensation. Brokers do not have the authority to vote your shares of common stock on this proposal if you have not given voting instructions and broker non-votes will not be considered to have been voted on this proposal. Abstentions will have the same effect as voting against the proposal. Unless you instruct us otherwise, your properly executed proxy will be voted FOR the resolution approving the Company’s executive compensation.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 4:

NON-BINDING ADVISORY VOTE REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The regulations that require us to hold a “say on pay” advisory vote also require that stockholders be asked how often they wish to vote on a “say on pay” proposal. In accordance with these requirements, we are asking stockholders to vote on whether future “say on pay” votes should occur every year, every two years, or every three years. This proposal, on how frequently the Company’s “say on pay” advisory votes should occur, must be voted on at least once every six years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. In recommending an advisory vote of once every three years, the Board considered how an advisory vote held every three years will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. A triennial advisory vote will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

In accordance with regulations promulgated under Section 14A of the Exchange Act, stockholders will be able to specify one of three choices for this proposal on the proxy card: one year, two years, three years, or they may abstain from voting. Although the advisory vote is non-binding on the Company, the Board intends to adopt the frequency of advisory votes on executive compensation which receives the highest number of votes cast vote by the stockholders voting on the proposal.

Vote Required

This is an advisory vote and is therefore not binding on the Company or the Board. You may choose from the following alternatives: one year, two years or three years, or you may abstain from voting on this proposal. Brokers do not have the authority to vote your shares of common stock on this proposal if you have not given voting instructions. Abstentions and broker non-votes will not be considered to have been voted on this proposal. Unless you instruct us otherwise, your properly executed proxy will be voted for the option of “THREE YEARS.”

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. Stockholders may submit proposals for inclusion in next year’s proxy materials. Submissions must meet stockholder eligibility and other requirements of the SEC, in particular Rule 14a-8 of the Exchange Act. To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business (5:00 p.m. Central Time) on December 27, 2013. Proposals should be addressed to USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Dallas, Texas 75038, Attn: Secretary. The Board will determine whether or not to include any proposals in the proxy statement in accordance with applicable law, including SEC regulations.

Other Stockholder Business for Presentation at Next Year’s Annual Meeting. Our Bylaws require that any stockholder wishing to nominate a candidate for director or to propose other business at the next annual meeting must deliver written notice to the Secretary not later than the close of business on December 27, 2013. If the annual meeting date for 2014 is moved to a date that is not within 30 calendar days of June 7, 2014 (the anniversary date of the Annual Meeting), written notice must be delivered by the stockholder to the Secretary within ten calendar days of the date on which the date of the 2014 annual meeting is publicly announced. The notice must comply with the requirements of our Bylaws, which may be found on our corporate website at www.usmdinc.com Proposals should be addressed to USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Dallas, Texas 75038, Attn: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our Bylaws will not be considered at the next annual meeting.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Stockholders, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2012. Written requests should be mailed to USMD Holdings, Inc., 6333 North State Highway 161, Suite 200, Dallas, Texas 75038, Attn: Secretary.

By Order of the Board of Directors,

/s/ Greg Cardenas
Greg Cardenas
Secretary

Irving, Texas April 26, 2013

USMD HOLDINGS, INC. 6333 N STATE HWY 161, STE 200 IRVING, TX 75038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M59525-P40169	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

USMD HOLDINGS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Nominees
01)	John M. House, M.D.	07)	Russell Dickey, M.D.
02)	Steven Brock, M.D.	08)	Gary Rudin
03)	Darcie Bundy	09)	James Saalfield, M.D.
04)	Breaux Castleman	10)	Paul Thompson, M.D.
05)	M. Patrick Collini, M.D.	11)	Khang Tran, M.D.
06)	Charles Cook, M.D.

								For	Against	Abstain
2. To ratify the selection of Grant Thornton, L.L.P. as independent registered public accountants for the year ending December 31, 2013;								☐	☐	☐
3. To approve, by non-binding vote, an advisory resolution on executive compensation;								☐	☐	☐

The Board of Directors recommends you vote for 3 years with respect to Proposal 4:							1 Year	2 Years	3 Years	Abstain
4. To conduct an advisory vote on the frequency of future advisory votes on executive compensation;							☐	☐	☐	☐

For address changes/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M59526-P40169

USMD HOLDINGS, INC.

Annual Meeting of Stockholders

June 7, 2013 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) John M. House, M.D. and Gary Rudin, or either of them, as proxies, each with the power to act without the other and with full substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of USMD HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, CDT on June 7, 2013, at 6363 North State Highway 161, 4th Floor, Irving, Texas 75038, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any nominees for director become unavailable for any reason, the proxy holders will have discretionary authority to vote for a substitute or substitutes. The proxy holders are authorized to vote in their discretion on any matter as may properly come before the Annual Meeting.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side